                                                                    EXHIBIT 99.1

                       ARGON ENGINEERING ASSOCIATES, INC.

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm................      1
Balance Sheets.........................................................      2
Statement of Earnings..................................................      3
Statement of Stockholders' Equity......................................      4
Statement of Cash Flows................................................      5
Notes to Financial Statements..........................................      6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Argon Engineering Associates, Inc.

     We have audited the accompanying balance sheets of Argon Engineering Associates, Inc. (the Company), as of September 30, 2003 and 2002, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ GRANT THORNTON LLP

Vienna, Virginia
July 1, 2004 (except for note 15, as to which the date is August 31, 2004)

                       ARGON ENGINEERING ASSOCIATES, INC.
                                 BALANCE SHEETS

                                                                            As of September 30,
                                                                  -------------------------------------     As of June 27,
  ASSETS                                                                 2003                2002                 2004
                                                                  -----------------   -----------------    ----------------
Current Assets                                                                                               (unaudited)
      Cash and cash equivalents                                        $ 4,099,503         $ 5,231,084         $ 5,627,865
      Accounts receivable, net                                          15,851,362          10,843,810          38,624,018
      Income taxes receivable                                              704,477                   -                   -
      Deferred income tax asset                                                  -           1,060,466                   -
      Prepaids and other                                                   512,027             691,584           1,331,445
                                                                  -----------------   -----------------    ----------------
           Total current assets                                         21,167,369          17,826,944          45,583,328
Property, equipment and software, net                                    2,459,624           2,180,561           3,412,662
Other assets                                                               109,208              82,341             226,760
                                                                  -----------------   -----------------    ----------------
Total Assets                                                          $ 23,736,201        $ 20,089,846        $ 49,222,750
                                                                  =================   =================    ================

              LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
      Accounts payable and accrued expenses                            $ 3,644,809         $ 2,302,343        $ 12,943,585
      Accrued salaries and related expenses                              4,856,434           3,982,662           5,465,409
      Deferred revenue                                                   3,738,488           4,941,243          10,840,670
      Notes payable - current portion                                       34,375             137,500             225,637
      Income taxes payable                                                       -             642,677             987,408
      Deferred rent                                                         34,651             104,831             995,084
      Deferred income tax liability, current                               243,448                   -             243,448
                                                                  -----------------   -----------------    ----------------
           Total current liabilities                                    12,552,205          12,111,256          31,701,241
      Deferred income tax liability, long term                             174,187                   -             174,187
      Notes payable, net of current portion                                      -              34,375             112,817
      Commitments and contingencies (Notes 1, 3, 5, 7, 9, 11)                    -                   -                   -
      Stockholders' equity
           Common stock, class A shares:
                 $.01 Par Value, 1,000,000 shares authorized,
                      532,800, 531,900 and 529,200 shares issued
                      and outstanding respectively                           5,328               5,319               5,292
           Common stock, Class B non-voting shares:
                 $.01 par value, 14,000,000 shares authorized,
                      5,620,181, 5,300,385 and 5,594,645 shares
                      issued and outstanding respectively                   56,202              53,004              55,946
           Additional paid in capital                                      147,822              85,631             211,617
           Retained earnings                                            10,800,457           7,800,261          16,961,650
                                                                  -----------------   -----------------    ----------------
                 Total stockholders' equity                             11,009,809           7,944,215          17,234,505
                                                                  -----------------   -----------------    ----------------
                                                                      $ 23,736,201        $ 20,089,846        $ 49,222,750
                                                                  =================   =================    ================


   The accompanying notes are an integral part of these consolidated financial statements.

                       ARGON ENGINEERING ASSOCIATES, INC.

                              STATEMENT OF EARNINGS

                                                           Years Ended September 30                        Nine Months Ended
                                            ---------------------------------------------------    --------------------------------
                                                 2003              2002              2001          June 27, 2004     June 29, 2003
                                            ---------------    --------------    --------------    --------------    --------------
                                                                                                              (unaudited)

CONTRACT REVENUE                              $ 79,349,052      $ 61,758,650      $ 41,395,967      $ 89,025,689      $ 52,250,466
DIRECT AND ALLOCABLE
      CONTRACT COSTS
      Cost of revenues                          65,271,039        51,033,683        35,169,737        73,527,614        42,999,520
      General and Administrative Expenses        5,844,251         5,181,339         3,100,506         4,749,004         4,282,279
                                            ---------------    --------------    --------------    --------------    --------------
                                                71,115,290        56,215,022        38,270,243        78,276,618        47,281,799
                                            ---------------    --------------    --------------    --------------    --------------
INCOME FROM OPERATIONS                           8,233,762         5,543,628         3,125,724        10,749,071         4,968,667
Other income (expense)
      Interest income                               35,098            77,653            88,081            89,859            28,703
      Interest expense                              (4,294)          (15,621)          (45,426)          (10,099)           (8,730)
                                            ---------------    --------------    --------------    --------------    --------------
                                                    30,804            62,032            42,655            79,760            19,973
                                            ---------------    --------------    --------------    --------------    --------------
INCOME BEFORE PROVISION
      FOR INCOME TAXES                           8,264,566         5,605,660         3,168,379        10,828,831         4,988,640
PROVISION FOR INCOME TAXES                       2,695,847         2,021,072         1,139,115         3,996,000         1,801,000
                                            ---------------    --------------    --------------    --------------    --------------
NET INCOME                                     $ 5,568,719       $ 3,584,588       $ 2,029,264       $ 6,832,831       $ 3,187,640
                                            ===============    ==============    ==============    ==============    ==============
EARNINGS PER SHARE
      Basic                                         $ 0.95            $ 0.64            $ 0.41            $ 1.12              0.55
                                            ===============    ==============    ==============    ==============    ==============
      Diluted                                       $ 0.88            $ 0.57            $ 0.32            $ 1.03              0.48
                                            ===============    ==============    ==============    ==============    ==============
WEIGHTED-AVERAGE SHARES
      OUTSTANDING
      Basic                                      5,884,894         5,582,811         4,921,089         6,117,754         5,843,198
                                            ===============    ==============    ==============    ==============    ==============
      Diluted                                    6,310,154         6,278,775         6,290,303         6,653,870         6,605,239
                                            ===============    ==============    ==============    ==============    ==============

   The accompanying notes are an integral part of these consolidated financial statements.

                       ARGON ENGINEERING ASSOCIATES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                             Class A                   Class B
                                   -------------------------- ---------------------------   Additional                     Total
                                     Number of                 Number of                     Paid in       Retained    Stockholders'
                                       Shares      Par Value     Shares       Par Value      Capital       Earnings       Equity
                                   ------------- ------------ ------------  -------------  ------------  ------------- -------------
Balance, September 30, 2000            486,000      $ 4,860     4,327,866    $ 43,279            $   -    $ 2,187,951   $ 2,236,090
     Shares issued upon exercise
         of stock options               45,000          450       621,468       6,215           51,502              -        58,167
     Retirement of shares                    -            -          (960)        (10)            (323)             -          (333)
     Net income                              -            -             -           -                -      2,029,264     2,029,264
                                   ------------- ------------ ------------  -------------  ------------  ------------- -------------

Balance, September 30, 2001            531,000      $ 5,310     4,948,374      49,484           51,179      4,217,215     4,323,188
     Shares issued upon exercise
         of stock options                  900            9       352,971       3,530           34,633                       38,172
     Retirement of shares                    -            -          (960)        (10)            (181)        (1,542)       (1,733)
     Net income                              -            -             -           -                -      3,584,588      3,584,588
                                   ------------- ------------ ------------  -------------  ------------  ------------- -------------

Balance, September 30, 2002            531,900        5,319     5,300,385      53,004           85,631      7,800,261     7,944,215
     Shares issued upon exercise
         of stock options                  900            9       332,496       3,325           73,773              -        77,107
     Retirement of shares                    -            -       (12,700)       (127)         (11,582)      (106,778)     (118,487)
     Dividend declared                       -            -             -           -                -     (2,461,745)   (2,461,745)
     Net income                              -            -             -           -                -      5,568,719     5,568,719
                                   ------------- ------------ ------------  -------------  ------------  ------------- -------------

Balance, September 30, 2003            532,800        5,328     5,620,181      56,202          147,822     10,800,457    11,009,809
     Shares issued upon exercise
         of stock options                    -            -        30,904         308           74,211              -        74,519
     Retirement of shares               (3,600)         (36)      (56,440)       (564)         (10,416)      (671,638)     (682,654)
     Net income                              -            -             -           -                -      6,832,831     6,832,831
                                   ------------- ------------ ------------  -------------  ------------  ------------- -------------
                                                                                    -
Balance, June 27, 2004
     (UNAUDITED)                       529,200      $ 5,292     5,594,645    $ 55,946        $ 211,617   $ 16,961,650   $17,234,505
                                   ============= ============ ============  =============  ============  ============= =============

   The accompanying notes are an integral part of these consolidated financial statements.

                       ARGON ENGINEERING ASSOCIATES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                Years Ended September 30,                   Nine Months Ended
                                                     ----------------------------------------------   -----------------------------
                                                         2003             2002            2001        June 27, 2004   June 29, 2003
                                                     --------------   --------------  -------------   --------------  -------------
CASHFLOWS FROM OPERATING ACTIVITIES                                                                            (Unaudited)
    Net income                                        $ 5,568,719      $ 3,584,588      2,029,264        6,832,831      3,187,640
    Adjustments to reconcile net income to net cash
       provided by (used in) operating activities:
       Depreciation and amortization                    1,065,182          828,483        401,892          922,514        748,335
       Deferred income taxes                            1,478,101         (503,735)      (646,665)               -              -
       Change in:
         Billed accounts receivable                      (795,150)        (985,692)    (4,340,386)     (19,483,891)    (1,084,937)
         Unbilled accounts receivable                  (4,212,402)        (869,755)    (1,502,738)      (3,885,765)    (1,841,668)
         Accounts receivable reserve                            -                -              -          597,000              -
         Income taxes receivable                         (704,477)               -         90,078          704,477       (121,223)
         Prepaids and other                               179,557         (591,722)       117,201         (819,418)      (353,166)
         Accounts payable and accrued expenses          1,342,466       (2,185,292)     2,726,031        9,298,776       (775,560)
         Accrued salaries and related expenses            873,772        1,756,494      1,256,765          608,975        503,577
         Deferred revenue                              (1,202,755)       1,973,961      2,945,464        7,102,182        376,488
         Income taxes payable                            (642,677)        (206,709)       849,386          987,408       (642,677)
         Deferred rent                                    (70,180)         104,831              -          960,433        (52,713)
                                                     --------------   --------------  -------------   --------------  -------------
       Net cash provided by (used in)
         operating activities                           2,880,156        2,905,452      3,926,292        3,825,522        (55,904)

CASHFLOWS FROM INVESTING ACTIVITIES
    Acquisitions of property, equipment and software   (1,344,245)      (1,779,410)    (1,083,765)      (1,875,552)      (933,383)
    Deposits                                              (26,867)          (8,517)        62,116         (117,552)      (140,525)
                                                     --------------   --------------  -------------   --------------  -------------
       Net cash provided by (used in) investing
         activities                                    (1,371,112)      (1,787,927)    (1,021,649)      (1,993,104)    (1,073,908)

CASHFLOWS FROM FINANCING ACTIVITIES
    Payment on note payable                              (137,500)        (137,500)      (137,500)        (147,195)             -
    Payment on note payable, stockholder                        -                -       (110,740)               -       (103,125)
    Retirement of common stock                           (118,487)          (1,733)          (333)        (231,380)        (4,957)
    Refund of exercised stock options                           -                -         (4,890)               -              -
    Proceeeds from exercise of stock options               77,107           38,172         58,167           74,519            172
    Dividends paid                                     (2,461,745)               -              -                -              -
                                                     --------------   --------------  -------------   --------------  -------------
       Net cash provided by (used in) financing
         activities                                    (2,640,625)        (101,061)      (195,296)        (304,056)      (107,910)
                                                     --------------   --------------  -------------   --------------  -------------

    NET INCREASE (DECREASE) IN CASH
       AND CASH EQUIVALENTS                            (1,131,581)       1,016,464      2,709,347        1,528,362     (1,237,722)
    CASH AND CASH EQUIVALENTS,
       Beginning of year                                5,231,084        4,214,620      1,505,273        4,099,503      5,231,084
                                                     --------------   --------------  -------------   --------------  -------------
    CASH AND CASH EQUIVALENTS,
       End of year                                    $ 4,099,503     $  5,231,084    $ 4,214,620      $ 5,627,865    $ 3,993,362
                                                     ==============   ==============  =============   ==============  =============
    SUPPLEMENTAL DISCLOSURE
       Income taxes paid                              $(1,813,221)    $ (2,731,516)      (846,316)      (2,275,000)    (1,813,221)
                                                     ==============   ==============  =============   ==============  =============
       Interest expense paid                          $    (7,227)    $    (15,477)       (45,426)         (10,099)        (8,730)
                                                     ==============   ==============  =============   ==============  =============
       Note payable issued in connection with
         retirement of common stock                   $         -     $          -              -          451,274              -
                                                     ==============   ==============  =============   ==============  =============

   The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Argon Engineering Associates, Inc. (Argon) designs and provides communications signal identification and processing systems. Argon's products and services encompass sensor development, data collection and decision support. These products and services are designed for ground based, sub-surface, surface, land-mobile, and airborne applications. Argon's primary customers are positioned in the defense, intelligence and homeland security markets both for the United States government and for certain foreign defense markets.

     Argon was incorporated in 1997. The company is headquartered in Fairfax, Virginia.

INTERIM RESULTS

     The accompanying balance sheet as of June 27, 2004 and the statements of earnings and cash flows for the nine months ended June 27, 2004 and June 29, 2003 and the statement of stockholders' equity for the nine months ended June 27, 2004 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of the results of the interim periods. The information disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period.

     Argon maintains a September 30 fiscal year-end for annual financial reporting purposes. Argon presents its interim periods ending on the last Sunday of the month for each quarter consistent with labor and billing cycles. As a result, the fourth quarter of each year may contain more days than earlier quarters of the year. Management does not believe that this practice has a material effect on quarterly results.

     Argon records contract revenue and cost for interim reporting purposes based on annual provisional approved indirect rates. At year-end, the revenues and costs are adjusted for actual indirect rates. During the interim reporting periods, variances may accumulate between the actual indirect rates and the annual provisional approved rates. All timing-related indirect spending variances are included in unbilled receivables during these interim reporting periods. This accounting policy is based on management's belief that such a variance will be absorbed by expected contract activities during the remainder of the year.

          REVENUE AND COST RECOGNITION

     Contract revenue is accounted for in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of Construction-Type and Production-Type Contracts . These contracts are transacted using written contractual arrangements, most of which require Argon to design, develop, manufacture and/or modify complex products, and perform related services according to specifications provided by the customer. Argon accounts for cost reimbursement contracts by charging contract costs to operations as incurred and recognizing contract revenues and profits by applying contractually agreed to fee rate to actual costs on an individual contract basis. Argon accounts for fixed-price contracts by using the percentage-of-completion method of accounting. Under this method, contract costs are charged to operations as incurred. A portion of the contract revenue, based on estimated profits and the degree of completion of the contract as measured by a comparison of the actual and estimated costs, is recognized as revenue each period. Unexpected increases in the cost to develop or manufacture a product under a fixed-price contract, whether due to inaccurate estimates in the bidding process, unanticipated increases in material costs, inefficiencies, or other factors are borne by Argon, and could have a material adverse effect on Argon's results of operations.

     The following table represents the revenue concentration by contract type:

                                                     YEARS ENDED SEPTEMBER 30,
                                                     -------------------------
                                                 2003          2002           2001
                                                 -----         -----          ----
Fixed-Price Contracts                             46%           49%            27%
Cost-Reimbursement Contracts                      51%           50%            72%
Time and Materials Contracts                       3%            1%             1%

     Management reviews contract performance, costs incurred, and estimated completion costs regularly, and adjusts revenues and profits on contracts in the period in which changes become determinable. Anticipated losses on contracts are also recorded in the period in which they become determinable.

     Argon's policy for recognizing interim fee on award fee contracts is based on management's assessment as to the likelihood that the award fee or an incremental portion of the award fee will be earned on a contract-by-contract basis. Management's assessments are based on numerous factors including: contract terms, nature of the work to be performed, the relationship and history with the customer, the history with similar types of projects, and the current and anticipated performance on the specific contract. No award fee is recognized until management determines that it is probable that an award fee or portion thereof will be earned.

     Revenues recognized in excess of billings are recorded as unbilled accounts receivable. Cash collections in excess of revenues recognized are recorded as deferred revenues until the revenue recognition criteria are met. Reimbursements, including those related to travel, other out of pocket expenses and any third party costs, are included in revenues, and an equivalent amount of reimburseable expenses are included in cost of revenues.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash and investments that are readily convertible into cash and have original maturities of three months or less.

ACCOUNTS RECEIVABLE

     Argon reviews its receivables regularly to determine if there are any potential uncollectible accounts. The majority of Argon's receivables are from agencies of the United States government, where there is no credit risk. There were no material provisions for bad debts recorded during 2003, 2002 or 2001.

PROPERTY, EQUIPMENT AND SOFTWARE

     Property, equipment and software are stated at cost. Depreciation is provided over the estimated useful lives of the assets, which range from three to five years, using the straight-line method. Leasehold improvements are amortized over the respective lease terms, which range from one to six years, using the straight-line method.

COMMON STOCK SPLITS

     Argon split its Class A and B common stock 3 to 1 on August 14, 2001 and 2 to 1 on August 23, 2002. All prior share and per share information presented in the accompanying financial statements have been retroactively restated to reflect the stock splits.

STOCK-BASED COMPENSATION

     Argon accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," (APB No. 25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," (SFAS No. 123) and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure.

     The following tables illustrate the effect on net income if Argon had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123, Accounting for Stock-based Compensation, to stock-based employee compensation.

                                             YEARS ENDED SEPTEMBER 30,                    NINE MONTHS        NINE MONTHS
                                             -------------------------                       ENDED              ENDED
                                  2003                2002                 2001          JUNE 27, 2004      JUNE 29, 2003
                                  -----               -----                -----         -------------      -------------
                                                                                                    (UNAUDITED)
Net Income, as Reported       $5,568,719         $3,584,588            $2,029,264         $6,832,831         $3,187,640
Pro Forma Compensation         (135,150)           (38,443)               (8,069)          (168,146)          (103,570)
                              ----------         ----------            ----------         ----------         ----------
Expense, Net
Pro Forma Net Income          $5,433,569         $3,546,145            $2,021,195         $6,664,685         $3,084,070
                              ==========         ==========            ==========         ==========         ==========



                                                        YEARS ENDED SEPTEMBER 30,           NINE MONTHS      NINE MONTHS
                                                        -------------------------              ENDED            ENDED
                                                     2003          2002          2001      JUNE 27, 2004    JUNE 29, 2003
                                                     ----          ----          ----      -------------    -------------
                                                                                            (UNAUDITED)      (UNAUDITED)
Net Income Per Share -- Basic
                         As Reported               $  0.95       $  0.64       $   0.41       $  1.12         $   0.55
                         Pro Forma                 $  0.92       $  0.64       $   0.41       $  1.09         $   0.48
Net Income Per Share -- Diluted
                         As Reported               $  0.88       $  0.57       $   0.32       $  1.03         $   0.48
                         Pro Forma                 $  0.86       $  0.56       $   0.32       $  1.00         $   0.47



INCOME TAXES


     Argon accounts for deferred income taxes using the liability method, under which the expected future tax consequences of timing differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities.

USE OF ESTIMATES


     Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities. The Interpretation requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from the other parties. This pronouncement requires the consolidation of variable interest entities created after January 31, 2003. Consolidation provisions apply for periods ending after March 15, 2004 for variable interest entities, other than special purpose entities, created prior to February 1, 2003. Argon does not have any variable interest entities, including special purpose entities, that must be consolidated and therefore the adoption of the provision of FIN 46 will not have an impact on Argon's financial position or results of operations.

     In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities . SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Argon currently does not have any derivative instruments under SFAS 133.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity . SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have an impact on Argon's financial position or results of operations.

EARNINGS PER SHARE:


     Basic earnings per share is computed using the weighted average number of common shares outstanding during each period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during each period. The following summary is presented for the years ended September 30:

                                                                   2003              2002              2001
                                                                   ----              ----              ----
Net Income                                                   $      5,568,719  $      3,584,588  $      2,029,264
Weighted Average Shares Outstanding -- Basic                        5,884,894         5,582,811         4,921,089
Basic Earnings per Share                                     $           0.95  $           0.64  $           0.41
Effect of dilutive securities:
                  Net Shares Issuable Upon Exercise of                425,260           695,964         1,369,214
                  Stock Options                              ----------------  ----------------  ----------------
Weighted Average Shares Outstanding -- Diluted                      6,310,154         6,278,775         6,290,303
Diluted Earnings per Share                                   $           0.88  $           0.57  $           0.32


NOTE 2 -- CUSTOMER CONCENTRATION AND CREDIT RISK


CUSTOMER CONCENTRATIONS


     The following table identifies the source of Argon's revenues by major market:

                                                         YEARS ENDED SEPTEMBER 30,
                                                         -------------------------
                                                     2003          2002           2001
                                                     ----          ----           ----
One Branch of U.S. Military                           68%           75%            81%
Other U.S. Government Agencies                        26%           19%             8%
Foreign                                                6%            6%            11%


     Revenues for the U.S. military can also be categorized as direct purchases and subcontracts, where Argon is a supplier to another contractor. The following table distinguishes revenue between these two categories:

                                      YEARS ENDED SEPTEMBER 30,
                                      -------------------------
                                 2003           2002           2001
                                 ----           ----           ----
Direct Purchases                  69%            71%            87%
Subcontracts                      31%            29%            13%

CASH BALANCES

     At times during the year, Argon maintains cash balances at a commercial bank in excess of Federal Deposit Insurance Corporation (FDIC) limits. Management believes the risk in these situations to be minimal. Argon had cash on hand with a commercial bank in the amount of $6,479,889 as of September 30, 2003. The federally insured limit is $100,000.

     An officer and stockholder of Argon is a director and significant stockholder of the commercial bank.

NOTE 3 -- ACCOUNTS RECEIVABLE

     Accounts receivable consists of the following as of:

                                            SEPTEMBER 30,
                                            -------------                 JUNE 27,
                                        2003              2002             2004
                                        ----              ----             ----
                                                                         (UNAUDITED)
Amounts Billed and Billable       $  8,810,283       $  8,015,133       $ 28,294,174
Unbilled                             6,102,429          2,240,447         10,053,622
Retainages                             938,650            588,230            873,222
Reserves                                  --                 --             (597,000)
                                  ------------       ------------       ------------
                                  $ 15,851,362       $ 10,843,810       $ 38,624,018
                                  ============       ============       ============


     Unbilled amounts result from recognition of contract revenue in advance of contractual billing or progress billing terms.

     A substantial portion of payments to Argon under government contracts are provisional payments that are subject to potential adjustment upon audit by the U.S. Defense Contract Audit Agency (DCAA) or other appropriate agencies of the U.S. Government. Historically, such audits have not resulted in any significant disallowed costs. When final determination and approval of the allowable rates have been made, receivables may be adjusted accordingly. In management's opinion, any adjustments will not be material. Incurred cost audits have been completed by DCAA through September 30, 2001.

     Reserves are determined based on management's best estimate of potentially uncollectible accounts receivable. Argon writes off accounts receivable when such amounts are determined to be uncollectible.

NOTE 4 -- PROPERTY, EQUIPMENT AND SOFTWARE

     Property, equipment and software consists of the following as of:

                                                           SEPTEMBER 30,
                                                           -------------                JUNE 27,
                                                        2003             2002            2004
                                                        ----             ----            ----
                                                                                      (UNAUDITED)
Computer and Test Equipment                          $2,480,804       $1,682,375       $3,381,667
Leasehold Improvements                                1,278,849        1,047,944        1,728,956
Computer Software                                       718,851          669,354        1,197,607
Furniture and Fixtures                                  444,298          427,537          490,124
                                                     ----------       ----------       ----------
                                                      4,922,802        3,827,210        6,798,354
Less Accumulated Depreciation and Amortization        2,463,178        1,646,649        3,385,692
                                                     ----------       ----------       ----------
                                                     $2,459,624       $2,180,561        3,412,662
                                                     ==========       ==========        =========

     Depreciation and amortization expense totaled $1,065,182, $828,483, $401,892, $922,516 (unaudited) and $748,335 (unaudited) for the years ended September 30, 2003, 2002, 2001 and for the nine months ended June 27, 2004 and June 29, 2003, respectively.

NOTE 5 -- REVOLVING LINE OF CREDIT

     Argon has a revolving line of credit in the amount of $5,000,000 with a commercial bank. An officer and stockholder of Argon is a director and significant stockholder of the bank. (See Note 2). There were no amounts outstanding at September 30, 2003 and 2002 or at June 27, 2004. Amounts outstanding under the line bear interest at prime plus one-half percent. The bank also requires quarterly and annual line fees. The line is due for renewal on December 31, 2004. There is a letter of credit in the amount of $712,632 outstanding at September 30, 2003 securing Argon's obligations under its office lease agreement. The amount of the letter of credit was increased to $976,425 in April 2004.

     Borrowings on the line are collateralized by all assets of Argon. The financing and security agreement for the line contains covenants relating to certain financial ratios and minimum net worth requirements.

For the year ended September 30, 2003, Argon did not meet a covenant relating to required ownership by certain key stockholders. The bank waived the requirement through December 31, 2004.


NOTE 6 -- NOTE PAYABLE

     Notes Payable consists of the following as of:

                                                            SEPTEMBER 30,
                                                            -------------             JUNE 27,
                                                           2003           2002          2004
                                                           ----           ----          ----
                                                                                    (UNAUDITED)
Note payable calling for quarterly payments
including interest at 6%, guaranteed by
certain stockholders                                     $ 34,375       $171,875       $   --
Note payable to former employee for purchase
of stock, bearing interest at 4%, due in quarterly
installments through November 2005                           --             --          338,454
Less Current Portion                                       34,375        137,500        225,637
                                                         --------       --------       --------
Notes Payable, Net of Current Portion                    $   --         $ 34,375       $112,817
                                                         ========       ========       ========

NOTE 7 -- STOCK OPTION PLAN

     Argon has a stock option plan providing for the distribution of qualified incentive stock options (ISOs), restricted stock awards, and non-qualified stock options to key employees. All stock of Argon, including any shares issued as a result of this plan, is subject to a Shareholders Buy-Sell Agreement.

     The plan provides that all employees may be granted the option to purchase shares at the price determined by the Board of Directors. Stock options granted to date were granted at fair market value as determined by the board of directors through July of 2001 and an annual independent appraisal since that date. The options are exercisable starting one year after grant and expire ten years after the date of the grant, subject to vesting provisions attached to the individual grant. An option may not be exercised following termination of employment except in special circumstances as defined in the plan.

     The following table summarizes Argon's activity for all of its stock option awards granted under the plan:

                                                  NUMBER OF              RANGE OF                 WEIGHTED-AVERAGE
                                                   OPTIONS            EXERCISE PRICES              EXERCISE PRICE
                                                   -------            ---------------              --------------
Balance, September 30, 2000                       1,595,030           $  0.08 - $ 0.16                $  0.11
                           Granted                  311,100           $  0.20 - $ 1.81                $  1.38
                           Exercised               (664,224)          $  0.08 - $ 0.20                $  0.09
                           Canceled                 (14,640)          $  0.08 - $ 0.20                $  0.16
                                                  ---------           ----------------                -------
Balance, September 30, 2001                       1,227,266           $  0.08 - $ 1.81                $  0.44
                           Granted                     --             $  0.00 - $ 0.00                $  0.00
                           Exercised               (354,618)          $  0.08 - $ 1.81                $  0.11
                           Canceled                  (6,240)          $  0.20 - $ 1.81                $  0.82
                                                  ---------           ----------------                -------
Balance, September 30, 2002                         866,408           $  0.08 - $ 1.81                $  0.57
                           Granted                  235,750           $  8.21 - $ 8.21                $  8.21
                           Exercised               (333,391)          $  0.08 - $ 1.81                $  0.23
                           Canceled                 (23,700)          $  0.20 - $ 8.21                $  3.04
                                                  ---------           ----------------                -------
Balance, September 30, 2003                         745,067           $  0.08 - $ 8.21                $  3.06
                           Granted                  200,200           $ 11.37 - $11.37                $ 11.37
                           Exercised                (30,904)          $  0.08 - $ 8.21                $  2.37
                           Canceled                 (15,860)          $  0.08 - $11.37                $  7.02
                                                  ---------           ----------------                -------
Balance, June 27, 2004 (Unaudited)                  898,503           $  0.08 - $11.37                $  4.87
                                                  =========           ================                =======

     Options to purchase 221,457, 168,541, 66,848, and 383,377 (unaudited)
shares of Argon's common stock were exercisable as of September 30, 2003, 2002, 2001 and June 27, 2004, respectively, at weighted-average per share exercise prices of $.67, $.57, $.12 and $2.35 (unaudited), respectively.

     The following table summarizes additional information about stock options outstanding as of September 30, 2003:

                                               OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                                               -------------------                          -------------------
                                                      WEIGHTED-
                                                       AVERAGE         WEIGHTED-                             WEIGHTED-
                                                      REMAINING         AVERAGE                               AVERAGE
                                   NUMBER OF         CONTRACTUAL        EXERCISE          NUMBER              EXERCISE
  RANGE OF EXERCISE PRICES          OPTIONS          LIFE (YEARS)        PRICE          EXERCISABLE            PRICE
                                    -------          ------------        -----          -----------            -----
$0.08 - $0.08                          93,227             5.23          $  0.08               93,227          $   0.08
$0.20 - $0.20                         186,070             6.79          $  0.20               64,770          $   0.20
$0.35 - $0.35                          54,000             7.72          $  0.35                   --                --
$1.81 - $1.81                         181,520             7.97          $  1.81               61,280          $   1.81
$8.21 - $8.21                         230,250             9.11          $  8.21                2,180          $   8.21
                                   ----------                                              ---------
                                      745,067             7.67          $  3.06              221,457          $   0.67
                                   ==========                                              =========

     Argon applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, compensation cost has been recognized for its stock plans based on the intrinsic value of the stock option at date of grant (i.e., the difference between the exercise price and the fair value of the Company's common stock). Had compensation cost for Argon's stock-based compensation plans been determined based on the fair value at the grant dates for awards under the plans in 2003, 2002, 2001 and for the nine months ended June 27, 2004 and June 29, 2003 and consistent with the method of SFAS No. 123, Argon's net earnings and net earnings per share would have been reduced to the pro forma amounts indicated below.

                                          YEARS ENDED SEPTEMBER 30,         NINE MONTHS        NINE MONTHS
                                          -------------------------             ENDED              ENDED
                         2003              2002               2001          JUNE 27, 2004       JUNE 29, 2003
                         ----              ----               ----          -------------       -------------
                                                                             (UNAUDITED)         (UNAUDITED)
Net Income, as
Reported            $ 5,568,719        $ 3,584,588        $ 2,029,264        $ 6,832,831        $ 3,187,640
Pro Forma
Compensation
Expense, Net           (135,150)       $   (38,443)            (8,069)          (168,146)          (103,570)
                    -----------        -----------        -----------        -----------        -----------
Pro Forma Net
Income              $ 5,433,569        $ 3,546,145        $ 2,021,195        $ 6,664,685        $ 3,084,070
                    ===========        ===========        ===========        ===========        ===========



                                              YEARS ENDED SEPTEMBER 30,    NINE MONTHS       NINE MONTHS
                                              -------------------------        ENDED            ENDED
                                            2003         2002       2001   JUNE 27, 2004     JUNE 29, 2003
                                            ----         ----       ----   -------------     -------------
                                                                            (UNAUDITED)       (UNAUDITED)
Net Income Per Share -- Basic
                          As Reported       $0.95       $0.64       $0.41       $1.12          $0.55
                          Pro Forma         $0.92       $0.64       $0.41       $1.09          $0.48
Net Income Per Share -- Diluted
                          As Reported       $0.88       $0.57       $0.32       $1.03          $0.48
                          Pro Forma         $0.86       $0.56       $0.32       $1.00          $0.47

     The fair value of each option grant is established on the date of grant using the minimum value method, with the following assumptions used for grants in the years ended September 30, 2003 and 2001 and the nine months ended June 27, 2004 (unaudited) and June 29, 2003 (unaudited), respectively: no dividends yield; risk-free interest rates of approximately 2.95 percent, 4.05 percent,
3.19 percent and 2.95 percent; and expected lives of 5 years. Argon assumed no dividend yield due to a lack of history of paying dividends and no assurance that dividends will be paid in the future.

     The weighted average fair value per share for stock option grants that were awarded in fiscal years 2003, 2001 and for the nine months ended June 27, 2004 was $1.12, $.27 and $1.72 (unaudited), respectively. No grants were awarded in fiscal year 2002.

NOTE 8 -- RESCISSION OF PRIOR YEAR STOCK TRANSACTIONS

     During the year ended September 30, 2001, Argon rescinded and restructured certain common stock transactions that previously occurred to correct technical errors in the stock option plan. The effect of the rescission was recognized by restating the stockholders' equity accounts as of September 30, 2000. All share and per share information in the financial statements was also restated to reflect the rescission.

     The effect of the rescinded transactions included reinstating notes payable to stockholders of $110,747, originally converted to Class B common stock. These notes were repaid to the stockholders during the year ended September 30, 2001. Argon also rescinded the exercise of certain Class A stock options and refunded $4,890 to stockholders during the year ended September 30, 2001. Other transactions included rescission of certain option grants and retroactive stock splits of both Class A and B common stock.

NOTE 9 -- RETIREMENT PLAN

     Argon has a 401(k) profit sharing plan and a money purchase pension plan covering employees who have worked at least 1,000 hours and meet certain other eligibility requirements. Argon can voluntarily match employee 401(k) salary deferrals up to a maximum of six percent of eligible compensation, as well as make a discretionary profit sharing contribution. Profit sharing contributions to the 401(k) plan are determined annually by Argon. The 401(k) plan match, discretionary profit sharing, and money purchase pension plan contributions were $2,419,179, $2,047,901 and $1,208,807 for the years ended September 30, 2003,
2002, and 2001, respectively.

NOTE 10 -- INCOME TAXES

     The provisions for income taxes consist of the following:

                                           YEARS ENDED SEPTEMBER 30,
                                           -------------------------
                                    2003             2002               2001
                                    ----             ----               ----
Current
    Federal                    $   950,734       $ 2,098,699        $ 1,493,272
    State                          267,012           426,108            292,508
                               -----------       -----------        -----------
          Total Current          1,217,746         2,524,807          1,785,780
Deferred
    Federal                      1,256,386          (431,722)          (544,452)
    State                          221,715           (72,013)          (102,213)
                               -----------       -----------        -----------
          Total Deferred         1,478,101          (503,735)          (646,665)
                               -----------       -----------        -----------
Income Tax Expense             $ 2,695,847       $ 2,021,072        $ 1,139,115
                               ===========       ===========        ===========

     The components of Argon's net deferred tax (liability) asset are as follows:

                                              AS OF SEPTEMBER 30,
                                              -------------------
                                            2003               2002
                                            ----               ----
Total deferred tax assets                $ 1,744,928        $ 2,155,246
Total deferred tax liabilities           $(2,162,563)       $(1,094,780)
Valuation allowance                      $      --          $      --
                                         -----------        -----------
Net Deferred Tax (Liability) Asset       $  (417,635)       $ 1,060,466
                                         ===========        ===========

     The tax effect of temporary differences that give rise to the net deferred tax (liability) asset are as follows:

                                                          AS OF SEPTEMBER 30,
                                                          -------------------
                                                         2003             2002
                                                         ----             ----
Unbilled Receivables                                $(2,018,562)       $(1,046,013)
Deferred Revenues                                     1,419,130          1,875,696
Property, Equipment and Software                       (144,001)           (48,767)
Accrued Vacation                                        312,644            239,756
Deferred Rent                                            13,154             39,794
                                                    -----------        -----------
           Net Deferred Tax (Liability) Asset       $  (417,635)       $ 1,060,466
                                                    ===========        ===========


     A reconciliation between Argon's statutory tax rate and the effective tax rate is as follows:

                                                    YEARS ENDED SEPTEMBER 30,
                                                    -------------------------
                                                 2003         2002         2001
                                                 ----         ----         ----
Statutory Federal Rate                           34.0%        34.0%        34.0%
State Income Taxes, Net of Federal Benefit        4.0%         4.0%         4.0%
Research and Development Tax Credit              (4.1)%       (2.3)%       (2.0)%
Other                                            (1.3)%        0.4%         0.0%
                                                 ----         ----         ----
                                                 32.6%        36.1%        36.0%
                                                 ====         ====         ====

     Provisions for income taxes for the interim periods are calculated based on the expected effective tax rates for the related annual periods.

NOTE 11 -- OPERATING LEASE

     Argon leases office facilities and equipment under operating lease agreements. Rental payments on certain of the leases are subject to increases based on a three percent escalation factor and increases in the lessor's operating expenses. Rent expense amounted to $2,262,037, $1,712,554 and $1,118,654 for the years ended September 30, 2003, 2002 and 2001, respectively. Rent expense includes deferred rent relating to escalation clauses. The 2002 rent expense is reported net of sublease income of $589,513.

     Following is a schedule of future minimum lease payments due under the lease agreements:

    YEAR ENDING     FUTURE MINIMUM
   SEPTEMBER 30,      PAYMENTS
   -------------      --------
      2004           $ 3,194,000
      2005             3,964,000
      2006             3,931,000
      2007             3,931,000
      2008             3,931,000
Thereafter             1,909,000
                     -----------
Total                $20,860,000
                     ===========

NOTE 12 -- RESEARCH AND DEVELOPMENT EXPENSES

     Research and development expenses amounted to $2,187,080, $3,014,875, $1,199,959, $1,159,812 (unaudited) and $1,708,720 (unaudited) for the years ended September 30, 2003, 2002, 2001 and for the nine months ended June 27, 2004 and June 29, 2003, respectively.

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

        Based on existing rates, economic conditions and short maturities, the carrying amount of all of the financial instruments at September 30, 2003 and 2002 are reasonable estimates of their fair values. Argon's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and notes payable.

NOTE 14 -- QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                                      FOR THE QUARTER ENDED
                                                                     ---------------------------
                       DECEMBER 30,      MARCH 31,       JUNE 30,    SEPTEMBER 30,  DECEMBER 29,   MARCH 30,        JUNE 29,
                           2001            2002            2002         2002           2002          2003             2003
                       ------------     ----------       --------    -------------  ------------   ---------        --------
                                                            (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Contract Revenue         $ 16,547       $ 14,546         11,810       $ 18,856       $ 15,157       $ 18,920        $ 18,173
Direct and
Allocable Contract
Costs                      15,233         13,467         10,755         16,760         13,964         17,126          16,192
                         --------       --------         ------       --------       --------       --------        --------
Income from
Operations                  1,314          1,079          1,055          2,096          1,193          1,794           1,981
Other Income
(Expense), Net                 20             13             18             11             15             (1)              7
                         --------       --------         ------       --------       --------       --------        --------
Income before
Provision for
Income Taxes                1,334          1,092          1,073          2,107          1,208          1,793           1,988
Provision for
Income Taxes                  481            393            386            761            436            647             718
                         --------       --------         ------       --------       --------       --------        --------
Net Income               $    853       $    699            687       $  1,346       $    772       $  1,146        $  1,270
                         ========       ========         ======       ========       ========       ========        ========
Earnings Per
Share
         Basic           $   0.16       $   0.13           0.12       $   0.23       $   0.14       $   0.19        $   0.22
                         ========       ========         ======       ========       ========       ========        ========
         Diluted         $   0.14       $   0.11           0.11       $   0.21       $   0.13       $   0.16        $   0.19
                         ========       ========         ======       ========       ========       ========        ========


                                                     [Additional columns below]

[Continued from above table, first column(s) repeated]

                                                       FOR THE QUARTER ENDED
                                                       -----------------------
                                        SEPTEMBER 30,  DECEMBER 28,  MARCH 28,    JUNE 27,
                                            2003         2003          2004         2004
                                        -------------  ------------  ---------    ---------
                                                           (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Contract Revenue                          $27,099       $27,293       $22,683       $39,050
Direct and Allocable Contract Costs        23,833        24,993        19,631        33,653
                                          -------       -------       -------       -------
Income from Operations                      3,266         2,300         3,052         5,397
Other Income (Expense), Net                    10             8            38            34
                                          -------       -------       -------       -------
Income before Provision for Income
Taxes                                       3,276         2,308         3,090         5,431
Provision for Income Taxes                    895           851         1,141         2,004
                                          -------       -------       -------       -------
Net Income                                $ 2,381       $ 1,457       $ 1,949       $ 3,427
                                          =======       =======       =======       =======
Earnings Per Share
                    Basic                 $  0.40       $  0.24       $  0.32       $  0.56
                                          =======       =======       =======       =======
                    Diluted               $  0.40       $  0.22       $  0.29       $  0.52
                                          =======       =======       =======       =======

NOTE 15 -- SUBSEQUENT EVENT

     In June 2004, Argon entered into a definitive merger agreement with Sensytech, Inc., a publicly-held company traded on NASDAQ. The combined companies' intention is to create a unique command, control, communications, computers, intelligence, surveillance and reconnaissance company with a strong research and development heritage, that delivers cutting-edge technologies to defense, intelligence and homeland security markets. After completion of the transaction, which is expected to close in September 2004, each stockholder of Argon will receive two shares of Sensytech common stock. Argon's existing shareholders will own approximately 66% of the combined company on a fully-diluted basis. The transaction is subject to the approval of the stockholders of Argon and Sensytech, government regulatory reviews and other closing conditions described in the Merger Agreement. In August 2004, Argon declared a dividend to its stockholders in the amount of $1.24 per share, or approximately $8.0 million in the aggregate, payable subject to the approval of the merger transaction with Sensytech by both the Sensytech and Argon stockholders.